Exhibit 3.1

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of January 15, 2010, by and among David J. Stern (“Stern”), the Law Offices of David J. Stern, P.A., a professional association licensed to practice law in the State of Florida (“DJS”), Professional Title and Abstract Company of Florida, Inc. a corporation organized under the laws of the State of Florida (“PTA”), Default Servicing, Inc., a corporation organized under the laws of the State of Florida (“DSI”), FlatWorld DAL, LLC, a Delaware limited liability company (“FlatWorld”), Jeffrey Valenty (“Valenty”), Nagina Partners LLC, a Delaware limited liability company (“Nagina”), Chardan 2008 China Acquisition Corp., a BVI business company organized under the laws of the British Virgin Islands, (the “Company”) and certain shareholders of the Company who are signatories hereto (the “Principals”).  Stern, DJS, PTA, DSI, FlatWorld, Valenty, Nagina, the Principals and the Company are collectively referred to herein as the “Parties”.

Background

A.    DAL Group, LLC, a limited liability company organized under the laws of the State of Delaware (“DAL”), David J. Stern, DJS, PTA, DSI, FlatWorld and the Company are each parties to that certain Master Acquisition Agreement dated as of  December 10, 2009 (the “Master Agreement”) and that certain Contribution and Membership Interest Purchase Agreement, dated as of January 15, 2010 (the “Contribution Agreement”).

B.     As a condition to Stern, DJS, PTA and DSI’s obligations under the Master Agreement and the Contribution Agreement, Stern and the Principals enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which Stern and the Principals shall vote their shares in the Company in favor of certain designees to the Company’s Board of Directors.

In consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS.  Capitalized terms not defined in this Agreement, shall have the meaning given to them in Master Agreement or the Contribution Agreement.  The following terms shall have the indicated meanings in this Agreement:

1.1 “Affiliates” shall mean persons controlled by, controlling or under common control with the specified person and, in the case of an individual, such person’s spouse, children and parents.

1.2 “Agreement” shall have the meaning set forth in the Preamble.

1.3 “Company” shall have the meaning set forth in Preamble.

1.4 “Contribution Agreement” shall have the meaning set forth in Background, Section A.

1.5 “DAL” shall have the meaning set forth in Background, Section A.

1.6 “DJS” shall have the meaning set forth in the Preamble.

1.7 “DSI” shall have the meaning set forth in the Preamble.

1.8 “Exchangeable Securities” means the DAL Common Units and Series A Preferred Units that are exchangeable for the Company’s Ordinary Shares or Series A Preferred Shares.

1.9 “FlatWorld” shall have the meaning set forth in the Preamble.

1.10 “DAL Nominee” shall have the meaning set forth in Section 2.2(a).

1.11 “Initial Period” shall have the meaning set forth in Section 2.2(a).

1.12 “Legend” shall have the meaning set forth in Section 2.5(a).

1.13 “Master Agreement” shall have the meaning set forth in Background, Section A.

1.14 “M&A” shall have the meaning set forth in Section 2.2(b).

1.15 “Nagina” shall have the meaning set forth in the Preamble.

1.16 “Ownership Percentage” shall have the meaning set for in Section 2.2(b).

1.17 “Parties” shall have the meaning set forth in the Preamble.

1.18 “Parties’ Shares” shall have the meaning set forth in Section 2.1.

1.19 “Principal Nominees” shall have the meaning set forth in Section 2.2(a).

1.20 “Principals” shall have the meaning set forth in the Preamble.  Actions of the Principals shall be taken by vote of such holders holding a majority of the Shares held by the Principals.

1.21 “Proxy” shall have the meaning set forth in Section 2.6.

1.22 “PTA” shall have the meaning set forth in the Preamble.

1.23 “Stern” shall have the meaning set forth in the Preamble.

1.24 “Stern Nominees” shall have the meaning set forth in Section 2.2(a).

1.25 “Stern Parties” shall have the meaning set forth in Section 2.3.

1.26 “Stern Voting Percentage” shall have the meaning set forth in Section 2.3.

1.27 “Shares” shall have the meaning set forth in Section 2.1.

1.28 “Target Holders” means Stern, DJS, PTA, DSI, FlatWorld, Valenty, Nagina and their Affiliates who are parties to this Agreement.  Actions of the Target Holders shall be taken by vote of such holders holding a majority of the Exchangeable Securities, Ordinary Shares and Series A Preferred Shares held by the Target Holders.

1.29 “Valenty” shall have the meaning set forth in the Preamble.

2.	VOTING.

2.1 Parties’ Shares.  The Parties each agree that all voting shares (“Shares”) of the Company (including but not limited to all Ordinary Shares and Series A Preferred Shares) registered in their respective names or beneficially owned by them as of the date of this Agreement and any and all other Shares legally or beneficially acquired by each of the Parties after the date of this Agreement, including but not limited to, those issuable upon the exercise of any warrants to purchase Shares, Shares issuable upon conversion of any Preferred Shares of the Company, Shares received upon the exercise of any options or Shares issuable in exchange for membership units of DAL, (collectively, the “Parties’ Shares”), shall be subject to this Agreement for so long as they are held by the Party or the Party’s Affiliates.

2.2 Election of Directors.

(a) Commencing on the date of this Agreement and ending on the fifth anniversary of the date of this Agreement (the “Initial Period”), on all matters relating to the election of directors of the Company, the Parties (other than the Company) agree to vote all of the Parties’ Shares held by them (or consent pursuant to an action by written consent of the holders of Shares) in favor of (a) four nominees to the Company’s Board of Directors (the “Stern Nominees”) designated by Stern, or, after his death, a person designated in writing by Stern, (b) Juan V. Ruiz to the Company’s Board of Directors (the “DAL Nominee”) and (c) two nominees to the Company’s Board of Directors designated by the Principals (the “Principal Nominees”).  So long as the Company has staggered elections for its Board of Directors, the Stern Nominees shall be one of the nominees for reelection at each of the next two elections of directors and two at the third such election of directors, the DAL Nominee shall be one of the nominees for reelection at the second such election and the Principal Nominees shall be one of the nominee for reelection at each of the next election of directors and the third such election of directors.  The DAL Nominee shall be Juan V. Ruiz, or another person designated by Juan V. Ruiz subject to the approval of Mr. Kerry Propper, which approval shall not be unreasonably withheld.  The Initial Period shall be extended for any period after the initial five-year period during which the Post-Closing Cash (as defined in the Contribution Agreement) remains unpaid.  Two of the Stern Nominees and one of the Principal Nominees must qualify as independent directors as defined under applicable rules of The Nasdaq Stock Market LLC.  If a person is designated by a Party as provided in this Agreement, even if not nominated by the Company, the Parties must vote their shares in favor of such nominee as provided in this Agreement if otherwise properly nominated for election at a meeting of  shareholders of the Company.

(b) The Company is not obligated to nominate any of the Stern Nominees, DAL Nominee or Principal Nominees, except as follows:

(i) After the Exchangeable Securities held by the Target Holders become exchangeable for the Company’s Ordinary Shares and Series A Preferred Shares

(the “Exchange Trigger Date”),  at the option of the Target Holders, the Target Holders may require the Company at the time it is selecting nominees to its Board of Directors to nominate persons designated by the Target Holders up to a number of nominees based on their percentage equity ownership interest in the Company (the “Ownership Percentage”).  The Ownership Percentage shall be determined at the Exchange Trigger Date and thereafter by dividing (i) the sum of any Shares held by the Target Holders, plus the number of Shares issuable upon exchange of the Exchangeable Securities held by the Target Holders, by (ii) the sum of the total number of Shares outstanding, and any Shares issuable upon exchange of the Exchangeable Securities.  By way of example, if at the Exchange Trigger Date, the Company’s Ordinary and Series A Preferred Shares outstanding and the Ordinary and Series A Preferred Shares and the Exchangeable Securities owned by the Target Holders remained as they will be immediately following the closing of the transaction, at that time, the Company would nominate three persons to serve on its Board of Directors pursuant to the designation of the Target Holders, calculated as follows:  (i) 4,366,667 (Shares held by or issuable to Target Holders upon exchange of Exchangeable Securities), divided by 15,033,333 (Shares outstanding and Shares issuable upon exchange of Exchangeable Securities), (ii) multiplied by seven (the number of Company directors), and (iii) rounded up to the next whole number of directors (unless such rounding would result in the Target Holders nominating a majority of the members of the Board of Directors, in which case the number of nominees shall be rounded down to the next whole number of directors).  If the Ownership Percentage of the Target Holders decreases after the Exchange Trigger Date, resulting in the number of nominees that they are allowed to designate decreasing, the next time the term of a director who was nominated at the direction of the Target Holders pursuant to this Agreement expires, the Company is not obligated to renominate the director for re-election at the Company’s annual meeting at which he would stand for reelection.  A decrease in the number of nominees that can be designated by the Target Holders shall not result in the removal or required resignation of a director prior to the expiration of his term of office.  The Target Holders’ nominees shall be selected from the persons they designate pursuant to Section 2.2(a).  The Target Holders may designate the class of directors for which its nominees will be nominated.  The Target Holders’ rights under this Section 2.2(b) shall terminate if they do not own at least five (5%) of the outstanding Shares (including for this purpose Shares issuable upon the exchange of Exchangeable Securities).

(ii) After the Exchange Trigger Date, so long as the Principals own at least five (5%) of the outstanding Shares (including for this purpose Shares issuable upon the exchange of Exchangeable Securities), the Principals may require the Company at the time it is selecting nominees to its Board of Directors to nominate one person designated by the Principals, provided that the nominee qualifies as an independent director as defined under applicable rules of The Nasdaq Stock Market LLC.  If the Principals no longer own at least five (5%) percent of the outstanding Shares as set forth above, then, when the term of the director who was nominated at their direction pursuant to this Agreement expires, the Company is not obligated to renominate the director for re-election at the Company’s meeting at which he would stand for reelection.  A decrease in the ownership of the Principals shall not result in the removal or required resignation of their nominee prior to the expiration of his term of office.  The Principals’ nominee shall be selected from the persons they designate pursuant to Section 2.2(a).  The Principals may designate the class of directors for which their nominee will be nominated.

(c) In the event that the Company is not permitted under applicable market rules to agree to the nomination of members of the Board of Directors on the basis provided in Section 2.2(b), then, the Parties agree to amend Section 2.2(b) to the extent required to comply with applicable rules of any applicable market on which the Company’s securities are listed or quoted.

(d) During the Initial Period, the Parties (other than the Company) agree to vote all of the Parties’ Shares held by them (or consent pursuant to an action by written consent of the holders of the Shares of the Company) so as (i) to continue staggered elections of the Board of Directors as provided in the Company’s Memorandum and Articles of Association (“M&A”), as in effect on the date of this Agreement, (ii) to maintain the number of members of the Board of Directors at seven (7), and (iii) to continue in effect Regulations 10 and 11 of the M&A (providing for certain restrictive covenants), as in effect on the date of this Agreement.

(e) During the Initial Period, the Parties (other than the Company) agree to vote all of the Parties’ Shares held by them (or consent pursuant to an action by written consent of the holders of the Shares of the Company) to remove any member of the Board of Directors constituting a nominee of a group as set forth in (a) above upon the request of that group and in favor of a replacement for such director designated by the same group.  Except as provided in the prior sentence, the Parties shall not vote to remove any member of the Board of Directors nominated by any Party of which they are not a part.

(f) A Party’s right to designate nominees to the Company’s Board of Directors as provided in Section 2.2(a) shall terminate if such Party (in the case of Stern, aggregating Shares owned by Stern, DJS, PTA and DSI and their transferees bound by this Agreement; and, in the case of the Principals, aggregating the Shares owned by the Principals and their transferees bound by this Agreement) no longer beneficially owns Shares (including for this purpose Shares issuable upon the exchange of Exchangeable Securities) representing at least five (5%) percent of the outstanding Shares (including for this purpose Shares issuable upon the exchange of the Exchangeable Securities).  The DAL Nominee’s right to be nominated for reelection shall terminate if the Shares (including for this purpose Shares issuable upon the exchange of the Exchangeable Securities) owned by Stern, DJS, PTA, DSI and the Principals and their transferees bound by this Agreement represent more than 92% of the outstanding Shares (including for this purpose Shares issuable upon the exchange of the Exchangeable Securities) owned by the parties to this Agreement.

2.3 No Liability for Election of Recommended Director.  None of the Parties hereto and no officer, director, stockholder, partner, employee or agent of any Party makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Board of Directors by virtue of such Party’s execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement.

2.4 Grant of Proxy.  Upon failure of any Party holding Parties’ Shares to vote his/her voting shares in the Company in accordance with the terms of this Voting Agreement, within five (5) days of a written request for such vote, such Party hereby appoints the Party seeking the vote with the full power of substitution and resubstitution, to the full extent of such Party’s rights, with respect to all voting shares in the Company owned by such person for the vote at issue (the “Proxy”).  The Proxy shall only be valid for the vote at issue and shall expire and become invalid immediately after the vote at issue is cast.

2.5 Specific Performance.  It is agreed and understood that monetary damages would not adequately compensate a Party for the breach of this Agreement by any other Party,  that this Agreement be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

2.6 Successors.  The provisions of this Agreement shall be binding upon the successors in interest to any of the Parties’ Shares by will or by the laws of the intestate succession and successors in interest who are Affiliates of a Party.  If a transfer constitutes a transfer to any successor covered by the prior sentence, the Company shall not permit the transfer of any of the Parties’ Shares on its register of members or issue a new certificate representing any of the Parties’ Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a Party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Party.

3.	TERMINATION.

3.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a) The end of the Initial Period;

(b) The consummation of a transaction or a series of related transactions deemed to be a liquidation, dissolution, or winding up of the Company pursuant to the Company’s M&A;

(c) A merger or other similar transaction in which the Company is not the survivor;

(d) After the Post-Closing Cash has been paid in full, termination of Stern’s employment with the Company and all of its affiliates; and

(e) After the Post-Closing Cash has been paid in full, termination of the services agreement between DJS and the Company, dated January 15, 2010 or any similar replacement agreement between such parties.

4.	MISCELLANEOUS.

4.1 Ownership.  Each Party represents and warrants to each other Party that (a) such Party now owns the Parties’ Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Party has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Party enforceable in accordance with its terms.

4.2 Governing Law; Venue; Jurisdiction.  This Agreement, and all matters arising under or related hereto, shall be governed according to the laws of the British Virgin Islands, without respect to its conflict of law principles.  Each Party hereby consents to the exclusive jurisdiction of the courts of the State of Florida and of the United States of America in the County of Broward for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each Party agrees not to commence any action, suits or proceeding relating thereto except in such courts).

4.3 Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4.4 Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

4.5 Additional Shares.  In the event that after the date of this Agreement any Shares or other securities are issued on, or in exchange for, any of the Parties’ Shares by reason of any share dividend, share split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Parties’ Shares, as the case may be, for purposes of this Agreement.

4.6 Waiver.  No waivers of any breach of this Agreement extended by any Party hereto to any other Party shall be construed as a waiver of any rights or remedies of any other Party hereto or with respect to any subsequent breach.

4.7 Attorney’s Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

4.8 Notices.  Any notice, demand, approval, consent or communication required, permitted, or desired to be given hereunder, will be in writing and will be served on the Parties at the following respective addresses:

If to David J. Stern; DJS, PTA or DSI:	David J. Stern 900 S. Pine Island Road Suite 400 Plantation, FL 33324 Facsimile: (954) 233-8444
If to FlatWorld, Valenty or Nagina:	FlatWorld Capital, LLC 666 Third Avenue, 15th Floor New York, NY 10017 ATTN: Jeffrey A. Valenty Facsimile: 212-796-4002
If to Chardan:	Chardan 2008 China Acquisition Corp c/o David J. Stern 900 S. Pine Island Road Suite 400 Plantation, FL 33324 Facsimile: (954) 233-8444
If to Principals	To the address set forth under their names

or such other address, or the attention of such other person or officer, as any Party may by written notice designate.  Any notice, demand, or communication required, permitted, or desired to be given hereunder will be sent either by hand delivery, by prepaid certified or registered mail, return receipt requested, postage prepaid in the United States Mail, by a nationally recognized overnight courier, or via facsimile or other electronic transmission (including transmission in portable document format by electronic mail).  If any notice, demand or communication is sent by facsimile or electronic mail transmission, an original  must be simultaneously sent by one of the foregoing mail or courier methods.  All such notices, demands or communications shall be deemed to have been received (i) if by personal delivery, facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), on the date after such delivery, (ii) if by certified or registered mail, on the third business day after the mailing thereof or (iii) if by next-day or overnight courier or delivery, on the date of such delivery.

4.9 Entire Agreement.  With respect to the subject matter of this Agreement, this Agreement supersedes all previous contracts and constitutes the entire agreement between the Parties.  Neither Party will be entitled to benefits other than those specified herein.  No prior oral statements or contemporaneous negotiations or understandings or prior written material not specifically incorporated herein will be of any force and effect, and no changes in or additions to this Agreement will be recognized unless incorporated herein by amendment as provided herein, such amendment(s) to become effective on the date stipulated in such amendment(s).  No provision of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such wavier, amendment, supplement or modification is in writing and signed by an authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.  The Parties specifically acknowledge that, in entering into and executing this Agreement, the Parties rely solely upon the representations and agreements contained in this Agreement and no others.

4.10 Counterparts; Effectiveness.  The Parties may execute this Agreement in separate counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.  To the extent signed and delivered by means of a facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), this Agreement shall be treated in all manners and respects and for all purposes as an original and shall have the same binding legal effect as if it were the original signed version thereof delivered in person.  None of the undersigned shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that such signature was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the enforceability of this Agreement and each of the undersigned forever waives any such defense.

[SIGNATURES ON FOLLOWING PAGES]

The Parties hereto have executed this Voting Agreement as of the date first above written.

_________________________________________________
David J. Stern
Law Offices of David J. Stern, P.A.

By:_______________________________________________
David J. Stern President

Professional Title and Abstract Company of Florida, Inc.

By:_______________________________________________
David J. Stern
President

Default Servicing, Inc

By:_______________________________________________
David J. Stern
President

FlatWorld DAL, LLC

By: FORTUNA CAPITAL PARTNERS LP, itsMember

By: FORTUNA CAPITAL CORP., its GeneralPartner

By:_______________________________________________
Name: Jeffrey A. Valenty
Title: President

_________________________________________________
Jeffrey Valenty

Nagina Partners LLC

By: Nagina Engineering Investment Corp.

By:_______________________________________________
Raj Gupta
President

Chardan 2008 China Acquisition Corp

By:_______________________________________________
Kerry Propper
Chief Executive Officer

PRINCIPALS

Kerry Propper

By:
Address:_______________________________
_______________________________
Facsimile:______________________________

Steve Urbach

By:
Address:______________________________
_______________________________
Facsimile:______________________________

Jonas Grossman

By:
Address:_______________________________
_______________________________
Facsimile:_______________________________

George Kaufman

By:
Address:_______________________________
_______________________________
Facsimile:_______________________________

Todd gold

By:
Address:_______________________________
_______________________________
Facsimile:_______________________________

Jiangnan Huang

By:
Address:_______________________________
_______________________________
Facsimile:______________________________

Royal Holdings

By:
Name:_________________________________
Title:__________________________________
Address:_______________________________
_______________________________
_______________________________
Facsimile:______________________________

Dr. Richard D. Propper

By:
Address:______________________________
______________________________
_______________________________
Facsimile:_____________________________

Paula Beharry

By:
Address:______________________________
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Facsimile:_____________________________

Daniel Beharry

By:
Address:______________________________
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Facsimile:_____________________________

Li zhang

By:
Address:______________________________
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_______________________________
Facsimile:_____________________________

Li Ping He (as custodian for Tiffany He)

By:
Address:______________________________
_______________________________
_______________________________
Facsimile:_____________________________

Li Gong

By:
Address:______________________________
_______________________________
_______________________________
Facsimile:_____________________________

Dr. Jianjun Shi

By:

Address:______________________________
_______________________________
_______________________________
Facsimile:_____________________________

Xiaosong Zhong

By:
Address:______________________________
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_______________________________
Facsimile:_____________________________

Carman ramirez

By:
Address:______________________________
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_______________________________
Facsimile:_____________________________

Edward Carter

By:
Address:______________________________
________________________________
_______________________________
Facsimile:_____________________________

Ida Carter

By:
Address:______________________________
_______________________________
_______________________________
Facsimile:_____________________________